Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Veoneer, Inc. 2018 Stock Incentive Plan of our report dated March 19, 2018, except for paragraph 2 of Note 15, which is as of April 26, 2018, with respect to the combined financial statements of Veoneer, Inc. included in its Registration Statement on Form 10, as amended, filed with the Securities and Exchange Commission.

/s/ Ernst & Young AB

Stockholm, Sweden

June 21, 2018